[Letterhead of Baker Botts L.L.P.]	Exhibit 5.1
[______], 2011
KiOR, Inc.
13001 Bay Park Road
Pasadena, Texas 77507
Ladies and Gentlemen:
          As set forth in the Registration Statement on Form S-1 (File No. 333-173440), as amended (the “Registration Statement”), filed by KiOR, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering and sale by the Company of up to [_______] shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), including up to [_______] shares of Class A common stock issuable upon exercise of an over-allotment option as described in the Registration Statement, certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
          In our capacity as your counsel in the connection referred to above, we have examined the (i) Registration Statement, (ii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, filed as Exhibit 3.1 to the Registration Statement, (iv) the Company’s Amended and Restated Bylaws, as currently in effect, filed as Exhibit 3.2 to the Registration Statement, (v) the Company’s Amended and Restated Certificate of Incorporation, to become effective upon completion of the offering, filed as Exhibit 3.3 to the Registration Statement (the items described in clauses (iii), (iv) and (v) being collectively referred to as the “Charter Documents”), (vi) the Company’s Amended and Restated Bylaws, to become effective upon completion of the offering, filed as Exhibit 3.4 to the Registration Statement, (vii) originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, (viii) certificates of public officials and of representatives of the Company, (ix) statutes and (x) other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed, without independent investigation, that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:
          (a) the Registration Statement will have become effective under the Act;

KiOR, Inc.	- 2 -	[ ], 2011
     (b) the Shares will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement;
     (c) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee of the Board of Directors (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Shares and to authorize the terms of the offering and sale of the Shares;
     (d) a definitive underwriting agreement, in substantially the form filed as Exhibit 1.1 to the Registration Statement, with respect to the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Underwriting Agreement”); and
     (e) certificates representing the Shares to be issued will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, the Shares will, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.
          We limit the opinions we express above in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.
          We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,